UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 21, 2006
Pioneer Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-31230	06-1215192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana, Suite 4300, Houston, Texas (Address of principal executive offices)		77002 (Zip Code)
Registrant’s telephone number, including area code: (713) 570-3200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     Effective as of December 19, 2006, PCI Chemicals Canada Company and Pioneer Americas LLC, wholly owned subsidiaries of the registrant, entered into a Seventh Amendment To Loan and Security Agreement (“Seventh Amendment”) with its lenders for its $30 million revolving credit facility. This amendment extends the facility’s maturity date by one year to December 31, 2007.
     A copy of the Seventh Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits.

Exhibit Number	Description

4.1	Seventh Amendment to Loan and Security Agreement effective as of December 19, 2006 between and among the lenders identified on the signature pages thereof, Wells Fargo Foothill, Inc. (f/k/a Foothill Capital Corporation), PCI Chemicals Canada Company and Pioneer Americas LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER COMPANIES, INC.
By:	/s/ Gary L. Pittman
Gary L. Pittman
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

Dated: December 19, 2006

EXHIBIT INDEX

Exhibit Number	Description

4.1	Seventh Amendment to Loan and Security Agreement effective as of December 19, 2006 between and among the lenders identified on the signature pages thereof, Wells Fargo Foothill, Inc. (f/k/a Foothill Capital Corporation), PCI Chemicals Canada Company and Pioneer Americas LLC.